Exhibit 99.1

FOR MORE INFORMATION:

Bob Kneeley

Director, Investor Relations

954-384-0175, x-5300

bob_kneeley@pediatrix.com

FOR IMMEDIATE RELEASE

Pediatrix Revises Outlook for the 2008 Third and Fourth Quarters

FORT LAUDERDALE, FLORIDA, October 1, 2008 – Pediatrix Medical Group, Inc., (NYSE: PDX) today announced that it is revising its earnings guidance for the 2008 third quarter.

During the 2008 third quarter, Pediatrix experienced a shift in reimbursement for patient care from commercial payors to government payors. In addition, same-unit neonatal intensive care unit (NICU) patient volume is expected to be at the lower end of the Company’s guided range, which was an anticipated decline of 1 to 4 percent.

The Company now expects its earnings per share for the three months ended September 30, 2008, will range from 81 cents to 83 cents.

In addition, in August 2008 Pediatrix issued EPS guidance of 84 to 87 cents for the 2008 fourth quarter, which excluded any anesthesia acquisitions completed following the issuance of that guidance. Based on the recent same-unit NICU volume and payor mix trends, Pediatrix is not able to confirm this guidance.

Investor conference call

Pediatrix Medical Group, Inc. will host an investor conference call to discuss the preliminary results for the 2008 third quarter, as well as other corporate developments, at 10 a.m. (EDT) today. The conference call Webcast may be accessed from the Company’s Website, www.pediatrix.com. A telephone replay of the conference call will be available from noon (EDT) today through midnight (EDT) October 15, 2008, by dialing 800-475-6701, access code 963245. The replay will also be available at www.pediatrix.com.

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About Pediatrix

Pediatrix Medical Group, Inc. is the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services and recently expanded to include anesthesiology services. Pediatrix physicians and advanced practitioners are reshaping the delivery of care within the maternal-fetal, neonatal intensive care and pediatric cardiology subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 250 neonatal intensive care units, and in many markets they collaborate with affiliated maternal-fetal medicine, pediatric cardiology physician subspecialists and pediatric intensivists to provide a clinical care continuum. Combined, Pediatrix and its affiliated professional corporations employ more than 1,200 physicians in 32 states and Puerto Rico. Pediatrix is also the nation’s largest provider of newborn hearing screens. Additional information is available at www.pediatrix.com.

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by Pediatrix’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”.